                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     WAVE TECHNOLOGIES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                 Missouri                                  43-1481443
                 --------                                  -----------
       (State or other jurisdiction                     (I.R.S. Employer
     of incorporation or organization)                 Identification No.)

    10845 Olive Boulevard, Suite 250, Saint Louis, Missouri       63141
    ----------------------------------------------------------------------
           (Address of Principal Executive Offices)             (Zip Code)

                     WAVE TECHNOLOGIES INTERNATIONAL, INC.
                        PROFIT SHARING AND 401(k) PLAN


                      WAVE TECHNOLOGIES INTERNATIONAL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)

                               KENNETH W. KOUSKY,
                President Wave Technologies International, Inc.
                        10845 Olive Boulevard, Suite 250
                           St. Louis, Missouri 63141
                    (Name and address of agent for service)
                                 (314) 692-1954
         (Telephone number, including area code, of agent for service)

                                with a copy to:
                              Mary Anne O'Connell
                            Husch & Eppenberger, LLC
                         100 North Broadway, Suite 1300
                           St. Louis, Missouri 63102

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                Title of securities   Amount to be        Proposed maximum             Proposed maximum              Amount of
Title of Plan    to be registered      registered    offering price per share/2/  aggregate offering price/2/   registration fee/2/
-------------    ----------------      ----------    ---------------------------  ---------------------------   -------------------
Profit Sharing    Common Stock,
and 401(k) Plan   par value $.50       450,000/1/            $3.84375                    $1,729,687.50                 $456

Employee Stock    Common Stock,
Purchase Plan     par value $.50       300,000/1/            $3.84375                    $1,153,125.00                 $305

Total             Common Stock,
                  par value $.50       750,000               $3.84375                    $2,882,812.50                 $761
-----------------------------------------------------------------------------------------------------------------------------------

__________________________
1 This registration statement includes the rights issued and attached to the Common Stock pursuant to the Rights Agreement dated as of September 17, 1998, between Wave Technologies International, Inc. and ChaseMellon Shareholder Services, L.L.C. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Wave Technologies International, Inc. Profit Sharing and 401(k) Plan, as well as such indefinite additional number of shares as may be issued as a result of stock dividends or stock splits, or as the result of anti-dilution provisions in the Employee Stock Purchase Plan.
2 Computed solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h), based on the average of the high and low prices reported for the Common Stock on the Nasdaq National Market on December 17, 1999.

                                    Part II

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

          The SEC allows us to incorporate by reference the information we file with them, which means:

          -    incorporated documents are considered part of the prospectus;

          - we can disclose important information to you by referring you to those documents; and

          - information that we file with the SEC will automatically update and supersede this incorporated information.

          We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

          (a) Our Annual Report on Form 10-K for the fiscal year ended April 30, 1999;

          (b) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 1999 and October 31, 1999; and

          (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A dated June 28, 1994 (registration number 0-24454) pursuant to Section 12 of the Securities Exchange Act of 1934.

          We also incorporate by reference each of the following documents that we will file with the SEC after the date of this registration statement until this offering is completed:

          - reports filed under Section 13(a) and (c) of the Securities Exchange Act of 1934;

          - definitive proxy or information statements filed under Section 14 of the Securities Exchange Act of 1934 in connection with any subsequent stockholders' meeting; and

          - any reports filed under Section 15(d) of the Securities Exchange Act of 1934.

Item 4.   DESCRIPTION OF SECURITIES
          -------------------------

          Not applicable; the class of securities to be offered is registered under Section 12(g) of the Securities Exchange Act of 1934.

Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL
          -------------------------------------

          The Opinion of Counsel was prepared by Husch & Eppenberger, LLC. One member of the firm and his immediate family members hold an aggregate of 5751 shares of the registrant's common stock and one member of the firm is married to the registrant's Chairman of the Board, President and Chief Executive Officer.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

          The Registrant is incorporated under the Business Corporation Law of Missouri ("BCL"). The BCL permits a corporation to indemnify its directors and officers against expenses, judgments, settlement payments and other costs incurred in connection with litigation and similar proceedings, subject to certain limitations. The BCL also provides that the statutory indemnification is not exclusive of other indemnification rights arising under any bylaw, agreement, vote of stockholders, or otherwise. Pursuant thereto, the Registrant's Articles of Incorporation broadly direct the Registrant to indemnify its directors and officers to the full extent permitted by law, and the Registrant's Bylaws set forth those indemnification rights. The Bylaws provide that the Registrant shall indemnify directors and officers against certain liabilities, settlements and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of the Registrant) to which any of them is, or is threatened to be, made a party by reason of their status as a director or officer of the Registrant or of an employee benefit plan or other entity; provided that a determination is made by specified parties that such person acted in good faith in a manner reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of the Registrant, the Registrant shall indemnify directors and officers against expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Registrant; provided that such director or officer was not adjudged liable for negligence or misconduct in the performance of his duties to the Registrant, unless the court in which such action was brought determined in view of the circumstances that indemnity is proper. The Bylaws further require indemnification of directors and officers for all reasonable expenses incurred in connection with the successful defense (on the merits or otherwise) of any covered proceeding and provide for partial indemnification in the case of any partially successful defense.

     As permitted by the BCL, the Articles of Incorporation of the Registrant provide that a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Missouri statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or
(iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Articles is to eliminate the rights of the Registrant and its shareholders to recover monetary damages against a director's breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described above. It does not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of his duty of care, and does not relieve a director from any violations of statutory law such as certain liabilities imposed on directors under the federal securities laws.

     As permitted by the BCL and its Bylaws, the Registrant has purchased directors' and officers' liability insurance under which each director and officer of the Registrant will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

          Not applicable.

Item 8.   EXHIBITS
          --------

          The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

          The Registrant will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.   UNDERTAKINGS
          ------------

          The undersigned registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registration statement;

               (iii) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 "and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934" that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 20th day of December, 1999.

                         WAVE TECHNOLOGIES INTERNATIONAL, INC

                                   By:/s/ Kenneth W. Kousky
                                      ----------------------------------------
                                          Kenneth W. Kousky

                                   Title: Chairman of the Board, President
                                          and Chief Executive Officer (principal
                                          executive officer)




                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Kenneth W. Kousky and J. Michael Bowles, and each of them, his/her true and lawful attorneys-in-fact and agents with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                             Title                                Date
          ---------                             -----                                ----

/s/ Kenneth W. Kousky            Chairman of the Board, President             December 20, 1999
-----------------------------    Chief Executive Officer and Director
Kenneth W. Kousky                (Principal Executive Officer)


/s/ J. Michael Bowles            Chief Financial Officer (Principal           December 20, 1999
-----------------------------    Financial and Principal Accounting
J. Michael Bowles                Officer)


/s/ Raymond J. Kalinowski        Director                                     December 20, 1999
-----------------------------
Raymond J. Kalinowski


/s/ David W. Kemper              Director                                     December 20, 1999
-----------------------------
David W. Kemper


/s/ Robert E. Lefton             Director                                     December 20, 1999
-----------------------------
Robert E. Lefton


                                 Director                                     December 20, 1999
-----------------------------
Walter N. Torous


/s/ Zev A. Rosenthal             Director                                     December 20, 1999
-----------------------------
Zev A. Rosenthal

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on December 20, 1999.


                           WAVE TECHNOLOGIES INTERNATIONAL, INC.
                           PROFIT SHARING AND 401(k) PLAN
                           (As Amended and Restated Effective January 1, 1999)

                           By: /s/ Kenneth W. Kousky
                               -------------------------------------
                                   Kenneth W. Kousky

                           Title: Trustee

EXHIBIT INDEX

Exhibit
Number      Description of Documents
------      ------------------------
4.1         Articles of Incorporation of Registrant, as amended and restated
            (filed as Exhibit 3.1 to the Registrant's Registration Statement
            on Form SB-2 (Registration No. 33-805556) and incorporated herein by reference).

4.2         Restated By-Laws of Registrant (filed as Exhibit 3.2 to the
            Registrant's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1997 and incorporated herein by reference).

4.3         Rights Agreement, dated as of September 17, 1998, between the
            Registrant and ChaseMellon Shareholder Services, L.L.C., as
            Rights Agent, which includes the Certificate of Designations for the Series B Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B, and the Summary of Rights to Purchase Preferred Stock as Exhibit C (filed as
            Exhibit 4.1 to the Registrant's Form 8-K on September 25, 1998 and incorporated herein by reference).

5           Opinion of Counsel.

23.1        Consent of Independent Auditor.

23.2        Consent of Counsel (included in Exhibit 5).

24          Power of Attorney (included on Signature Page of the
            Registration Statement).